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                                                                    EXHIBIT 3.27


                                     BYLAWS

                                       OF

                             OXFORD SUSPENSION, INC.



                                    ARTICLE I

                                     Offices

      1.01 Principal Office. The principal office of Oxford Suspension, Inc., a Michigan corporation (the "Corporation") shall be at such place as the Board of Directors shall from time to time determine.

      1.02 Other Offices. The Corporation also may have offices at such other places as the board of directors from time to time determines or the business of the Corporation requires.

                                   ARTICLE II

                                      Seal

      2.01 Seal. The Corporation may have a seal in the form that the board of directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed or otherwise reproduced.

                                   ARTICLE III

                                  Capital Stock

      3.01 Issuance of Shares. The shares of capital stock of the Corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the board of directors shall deem advisable, subject to the articles of incorporation and any requirements of the laws of the state of Michigan.

      3.02 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the chairperson of the board of directors, the president, or a vice president, and also may be signed by the treasurer, assistant treasurer, secretary, or assistant secretary, and may be sealed with the seal of the Corporation, if any, or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issuance. A certificate representing shares shall state on its face that the
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Corporation is formed under the laws of the state of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by the laws of the state of Michigan.

      3.03 Transfer of Shares. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificate for the shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the Corporation may require.

      3.04 Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner of it for the purpose of dividends and other distributions or for any recapitalization, merger, plan of share exchange, reorganization, sale of assets, or liquidation, for the purpose of votes, approvals, and consents by shareholders, for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in the shares by any other person, whether or not the Corporation shall have notice of it, except as expressly required by the laws of the state of Michigan.

      3.05 Lost or Destroyed Certificates. On the presentation to the Corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for shares of stock of the Corporation, the board of directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed, or mutilated. The board of directors may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in the form and amount and with or without sureties, as the board of directors may direct or approve.

                                   ARTICLE IV

                    Shareholders and Meetings of Shareholders

      4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at any other place that shall be determined by the board of directors and stated in the meeting notice.

      4.02 Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on the first Thursday of April or at such other time as the board of directors may select. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

      4.03 Special Meetings. Special meetings of shareholders may be called by the board of directors, the chairperson of the board of directors (if the office is filled) or the president and shall be called by the president or secretary at the written request of shareholders holding a majority of


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the outstanding shares of stock of the Corporation entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

      4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place, and purposes of a shareholders meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing the notice to his or her last address as it appears on the books of the Corporation. The notice shall include notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the Corporation in accordance with Section
4.10. No notice need be given of an adjourned meeting of the shareholders provided that the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date as provided in this bylaw.

      4.05 Record Dates. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment of the meeting or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to participate in any other action, notwithstanding any transfer of any stock on the books of the Corporation, after any such record date. Nothing in this bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

      4.06 List of Shareholders. The secretary or the agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders meeting or any adjournment of it. The list shall be arranged alphabetically within each class and series and include the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting.

      4.07 Quorum. Unless a greater or lesser quorum is required in the articles of incorporation or by the laws of the state of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting, shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares


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present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this bylaw applies in determining the presence of a quorum of the class or series for transacting the item of business.

      4.08 Proxies. A shareholder entitled to vote at a shareholders meeting or to express consent or to dissent without a meeting may authorize other persons to act for the shareholder by proxy. A proxy shall be signed by the shareholder or the shareholder's authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the state of Michigan.

      4.09 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless the articles of incorporation provide otherwise. Votes may be cast orally or in writing, but if more than 25 shareholders of record are entitled to vote, then votes shall be cast in writing signed by the shareholder or the shareholder's proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on it, unless a greater vote is required by the articles of incorporation or by the laws of the state of Michigan. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at any election.

      4.10 Notice of Shareholder Proposals. A shareholder may cause the Corporation to include in the notice for any meeting of shareholders, notice of proposals under Section 4.04, by giving timely written notice to the secretary at the principal executive offices of the Corporation. To be timely, (a) with respect to an annual meeting of shareholders pursuant to Section 4.02 (an "Annual Meeting"), a shareholder's notice must be delivered or mailed and received by the secretary not less than 90 days prior to the date set for the Annual Meeting in such Section 4.02; and (b) with respect to a meeting which is a special meeting pursuant to Section 4.03 (a "Special Meeting"), not less than five days after the earlier of (i) the announcement by the Corporation of the intention to call a Special Meeting; or (ii) if no such announcement is made, the date that notice of such meeting Special Meeting is given personally or is mailed by the Corporation pursuant to Section 4.04, in which event, the Corporation shall promptly provide or mail a revised notice of such Special Meeting that includes the shareholder's proposal if it qualifies for inclusion therein as set forth in Section 4.04 and this Section 4.10. A shareholder's notice to the secretary shall set forth, as to each matter the shareholder proposes to bring before such meeting, (x) a brief description of the business to be brought before the meeting; (y) the name and address, as they appear on the Corporation's books, of the shareholder(s) proposing the business; and (z) any material interest of such shareholder(s) in such business. All determinations under this Section 4.10 shall be made by the board of directors, which determinations shall be conclusive. This Section 4.10 shall be of no force and effect during any time when the Corporation has a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended.

      4.11 Conduct of Meeting. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the board of directors, the chair shall be the Chairperson of the


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board of directors as provided in Section 8.01. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted.

      4.12 Inspectors of Election. The board of directors, or the chairman of the board of directors presiding at any shareholders' meeting, may appoint one or more inspectors. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                                    ARTICLE V

                                    Directors

      5.01 Number. The business and affairs of the Corporation shall be managed by or under the direction of a board of not less than one nor more than nine directors, as shall be fixed from time to time by the board of directors. The directors need not be residents of Michigan or shareholders of the Corporation.

      5.02 Election, Resignation, and Removal. Directors shall be elected at each annual shareholders meeting, each director to hold office until the next annual shareholders meeting and until the director's successor is elected and qualified, or until the director's resignation or removal. A director may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time as set forth in the notice of resignation. A director or the entire board of directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

      5.03 Vacancies. Vacancies in the board of directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, unless filled by proper action of the shareholders of the Corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders. A vacancy that will occur at a specific date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the newly elected director may not take office until the vacancy occurs.


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      5.04 Annual Meeting. The board of directors shall meet each year immediately after the annual meeting of the shareholders, or within three days of such time, excluding Sundays and legal holidays, if the later time is deemed advisable, at the place where the shareholders meeting has been held or any other place that the board of directors may determine, for the purpose of electing officers and considering such business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear for an annual meeting of the board of directors, the holding of the annual meeting shall not be required and the matters that might have been taken up in it may be taken up at any later special or annual meeting, or by consent resolution.

      5.05 Regular and Special Meetings. Regular meetings of the board of directors may be held at the times and places that the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the board of directors may be called by the chairperson of the board of directors (if the office is filled) or the president, and shall be called by the president or secretary on the written request of any two directors.

      5.06 Notices. No notice shall be required for annual or regular meetings of the board of directors or for adjourned meetings, whether regular or special. Three days written notice or 24-hour telephonic notice shall be given for special meetings of the board of directors, and the notice shall state the time, place, and purpose or purposes of the meeting.

      5.07 Quorum. A majority of the board of directors then in office, or of the members of a board committee, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum constitutes the action of the board of directors or of the committee, except when a larger vote may be required by the laws of the state of Michigan. A member of the board of directors or of a committee designated by the board of directors may participate in a meeting by conference telephone or similar communications equipment through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

      5.08 Dissents. A director who is present at a meeting of the board of directors, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the secretary of the Corporation promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board of directors or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the secretary within a reasonable time after the director has knowledge of the action.


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      5.09 Compensation. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers.

      5.10 Executive and Other Committees. The board of directors may, by resolution passed by a majority of the whole board of directors, appoint three or more members of the board of directors as an executive committee to exercise all powers and authorities of the board of directors in managing the business and affairs of the Corporation, except that the committee shall not have power or authority to (a) amend the articles of incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the articles of incorporation authorize the board of directors to do so; (b) adopt an agreement of merger or plan of share exchange; (c) recommend to shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets; (d) recommend to shareholders a dissolution of the Corporation or revocation of a dissolution; (e) amend these bylaws; (f) fill vacancies in the board of directors; or (g) declare a dividend or authorize the issuance of stock, unless expressly authorized by the board of directors.

      The board of directors from time to time may, by like resolution, appoint any other committees of one or more directors to have the authority that shall be specified by the board of directors in the resolution making the appointments. The board of directors may designate one or more directors as alternate members of any committee to replace an absent or disqualified member at any committee meeting.

                                   ARTICLE VI

                Notices, Waivers of Notice, and Manner of Acting

      6.01 Notices. All notices of meetings required to be given to shareholders, directors, or any committee of directors may be given by mail, telecopy, telegram, radiogram, or cablegram to any shareholder, director, or committee member at his or her last address as it appears on the books of the Corporation. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched. Telephonic notice may be given for special meetings of the board of directors as provided in Section 5.06.

      6.02 Waiver of Notice. Notice of the time, place, and purpose of any meeting of shareholders, directors, or committee of directors may be waived by telecopy, telegram, radiogram, cablegram, or other writing, either before or after the meeting, or in any other manner that may be permitted by the laws of the state of Michigan. Attendance of a person at any shareholders meeting, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except as follows:

            (a) In the case of a shareholder, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, or unless with respect to consideration of a particular matter at the meeting that is not within the purpose or purposes


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described in the meeting notice, the shareholder objects to considering the matter when it is presented; or

            (b) In the case of a director, unless he or she at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.

      6.03 Action Without a Meeting. Except as the articles of incorporation may otherwise provide for action to be taken by shareholders, any action required or permitted at any meeting of shareholders, directors, or a committee of directors may be taken without a meeting, without prior notice, and without a vote, if all of the shareholders, directors, or committee members entitled to vote on it consent to it in writing, before or after the action is taken.

                                   ARTICLE VII

                                    Officers

      7.01 Number. The board of directors shall elect or appoint a president, a secretary, and a treasurer, and may select a chairperson of the board of directors and one or more vice presidents, assistant secretaries, or assistant treasurers. Any two or more of the preceding offices, except those of president and vice president, may be held by the same person. No officer shall execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation, or these bylaws to be executed, acknowledged, or verified by one or more officers.

      7.02 Term of Office, Resignation, and Removal. An officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. An officer may resign by written notice to the Corporation. The resignation is effective on its receipt by the Corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the board of directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

      7.03 Vacancies. The board of directors may fill any vacancies in any office occurring for whatever reason.

      7.04 Authority. All officers, employees, and agents of the Corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the Corporation that may be designated by the board of directors and these bylaws.


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                                  ARTICLE VIII

                               Duties of Officers

      8.01 Chairperson of the Board. The chairperson of the board of directors, if the office is filled, shall preside at all meetings of the shareholders and of the board of directors at which the chairperson is present.

      8.02 President. The president shall be the chief executive officer of the Corporation. The president shall see that all orders and resolutions of the board of directors are carried into effect, and the president shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations held by the Corporation. In the absence or disability of the chairperson of the board of directors, or if that office has not been filled, the president also shall perform the duties of the chairperson of the board of directors as set forth in these bylaws.

      8.03 Vice Presidents. The vice presidents, in order of their seniority, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform any other duties that the board of directors or the president may from time to time prescribe.

      8.04 Secretary. The secretary shall attend all meetings of the board of directors and shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose; shall give or cause to be given notice of all meetings of the shareholders and the board of directors; and shall keep in safe custody the seal of the Corporation, if any, and, when authorized by the board of directors, affix it to any instrument requiring it, and when so affixed it shall be attested to by the signature of the secretary or by the signature of the treasurer or an assistant secretary. The secretary may delegate any of the duties, powers, and authorities of the secretary to one or more assistant secretaries, unless the delegation is disapproved by the board of directors.

      8.05 Treasurer. The treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in the books of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories that may be designated by the board of directors. The treasurer shall render to the president and directors, whenever they may require it, an account of his or her transactions as treasurer and of the financial condition of the Corporation. The treasurer may delegate any of his or her duties, powers, and authorities to one or more assistant treasurers unless the delegation is disapproved by the board of directors.

      8.06 Assistant Secretaries and Treasurers. The assistant secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the secretary in case of the secretary's absence or disability. The assistant treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the treasurer in case of the treasurer's absence or disability. The assistant secretaries and assistant treasurers shall also perform the duties


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that may be delegated to them by the secretary and treasurer, respectively, and also the duties that the board of directors may prescribe.

                                   ARTICLE IX

                             Special Corporate Acts

      9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange, and orders for payment of money of the Corporation shall be signed by the officer or officers or any other person or persons that the board of directors may from time to time designate.

      9.02 Contracts and Conveyances. The board of directors of the Corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage, or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the chairperson of the board of directors, the president or any vice president, and the secretary, assistant secretary, treasurer, or assistant treasurer may execute the instrument in the name and on behalf of the Corporation and may affix the corporate seal, if any, to it.

                                    ARTICLE X

                                Books and Records

      10.01 Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain the books, records, and accounts of the Corporation's business and affairs, minutes of the proceedings of its shareholders, board of directors, and committees, if any, and the stock ledgers and lists of shareholders, as the board of directors shall deem advisable and as shall be required by the laws of the state of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records, and minutes may be kept within or without the state of Michigan in a place that the board of directors shall determine.

      10.02 Reliance on Books and Records. In discharging his or her duties, a director or an officer of the Corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

            (a) One or more directors, officers, or employees of the Corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;


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            (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or

            (c) A committee of the board of directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

      A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.

                                   ARTICLE XI

                                 Indemnification

      11.01 Nonderivative Actions. Subject to all of the other provisions of
Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, formal or informal (other than an action by or in the right of the Corporation), by reason of the fact that the person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      11.02 Derivative Actions. Subject to all of the provisions of Article XI, the Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good


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faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders. However, indemnification shall not be made for any claim, issue, or matter in which the person has been found liable to the Corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

      11.03 Expenses of Successful Defense. To the extent that a person has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 11.01 or 11.02, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided by this Section 11.03.

      11.04 Definition. For the purposes of Sections 11.01 and 11.02, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the Corporation" shall include any service as a director, officer, employee, or agent of the Corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the Corporation or its shareholders" as referred to in Sections 11.01 and 11.02.

      11.05 Contract Right; Limitation on Indemnity. The right to indemnification conferred in Article XI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the Corporation as well as in the person's capacity as a director or officer. Except as provided in Section 11.03, the Corporation shall have no obligations under
Article XI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the board of directors.

      11.06 Determination That Indemnification Is Proper. Any indemnification under Sections 11.01 or 11.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 11.01 or 11.02, whichever is applicable, and upon an evaluation of the reasonableness of expense and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

            (a) By a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit, or proceeding;


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
            (b) If the quorum described in clause (a) above is not obtainable, then by majority vote of a committee of directors duly designated by the board of directors and consisting solely of two or more directors who are not at the time parties or threatened to be made parties to the action, suit, or proceeding;

            (c) By independent legal counsel in a written opinion, which counsel shall be selected in one of the following ways: (i) by the board of directors or its committee in the manner prescribed in subparagraph (a) or (b); or (ii) if a quorum of the board of directors cannot be obtained under subparagraph (a) and a committee cannot be designated under subparagraph (b), by the board of directors; or

            (d) By the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted.

      11.07 Authorizations of Payment.

            (a) Authorizations of payment under Sections 11.01 and 11.02 shall be made in any of the following ways:

                  (i) by the board of directors:

                        (A) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum)or by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                        (B) if the Corporation has one or more independent directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum); or

                        (C) if there are no independent directors and fewer than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the board of directors in accordance with Section 3.07, in which authorization all directors may participate; or

                  (ii) by the shareholders, but shares held by directors, officers, employees, or agents who are parties or threatened to be made parties to the action, suit, or proceeding may not be voted on the authorization.


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
            (b) To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA 450.1209(1)(c), MSA 21.200(209)(1), the Corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 11.01 and 11.02, but no indemnification may be made except to the extent authorized in MBCA 450.1564c, MSA 21.200(564c), if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the Corporation or its shareholders, violated MBCA 450.1551, MSA 21.200(551), or intentionally violated criminal law. In connection with an action or suit by or in the right of the Corporation, as described in Section 11.02, indemnification under this Section 11.07(2)may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the Corporation, as described in
Section 11.01, indemnification under this Section 11.07(2) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

      11.08 Proportionate Indemnity. If a person is entitled to indemnification under Sections 11.01 or 11.02 for a portion of expenses, including attorney fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount, the Corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

      11.09 Expense Advance. The Corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 11.01 or 11.02 who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply:
(a) the person furnishes the Corporation a written affirmation of his or her good faith belief that he or she has met the applicable standard of conduct set forth in Sections 11.01 or 11.02; and (b) the person furnishes the Corporation a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. Determinations and evaluations under this Section 11.09 shall be made as specified in Section 11.06, and authorizations shall be made in the manner specified in Section 11.07. A provision in the articles of incorporation, these bylaws, a resolution by the board of directors or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

      11.10 Non-Exclusivity of Rights. The indemnification or advancement of expenses provided under this article is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the Corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

      11.11 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification


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
and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of Article XI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

      11.12 Former Directors and Officers. The indemnification provided in
Article XI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

      11.13 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have power to indemnify the person against the liability under these bylaws or the laws of the state of Michigan.

      11.14 Changes in Michigan Law. If there is any change of the Michigan statutory provisions applicable to the Corporation relating to the subject matter of Article XI, then the indemnification to which any person shall be entitled under this article shall be determined by the changed provisions, but only to the extent that the change permits the Corporation to provide broader indemnification rights than the provisions permitted the Corporation to provide before the change. Subject to Section 11.15, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

      11.15 Amendment or Repeal of Article XI. No amendment or repeal of Article XI shall apply to or have any effect on any director or officer of the Corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

                                   ARTICLE XII

                                   Amendments

      12.01 Amendments. The bylaws of the Corporation may be amended, altered, or repealed, in whole or in part, by the shareholders or by the board of directors at any meeting duly held in accordance with these bylaws, provided that notice of the meeting includes notice of the proposed amendment, alteration, or repeal.


Effective: January 22, 1998


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